UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2020

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2020, Novavax, Inc. (the “Company”) entered into a restated funding agreement (the “CEPI Funding Agreement”) with the Coalition for Epidemic Preparedness Innovations (“CEPI”), under which CEPI will provide funding of up to $384.5 million to the Company to support the development of NVX-CoV2373, the Company’s coronavirus vaccine candidate against SARS-CoV-2. The CEPI Funding Agreement provides that up to $145.2 million of the total $384.5 million available to the Company may be borrowed by the  Company, in its sole discretion, the form of one or more forgivable no interest term loans in order to prepay certain manufacturing activities. Any such loans are not subject to restrictive or financial covenants. The Company is only expected to repay such loans under certain circumstances to the extent it sells vaccine, produced with the funds provided and included in such loan(s), to a third party. The CEPI Funding Agreement is in addition to the $3.9 million of funding CEPI provided to the Company pursuant to an initial funding agreement entered into by the Company and CEPI in March 2020.

The CEPI Funding Agreement will support the clinical development of NVX-CoV2373. Novavax and CEPI agreed on the importance of global equitable access to any vaccines produced pursuant to the CEPI Funding Agreement. Any such vaccines, if approved, are expected to be procured and allocated through global mechanisms now under discussion as part of the Access to COVID-19 Tools (ACT) Accelerator, an international initiative launched by the World Health Organization (“WHO”) and global leaders earlier this month. Any amounts paid under the CEPI Funding Agreement will be paid based on mutually agreed project-based budgets, with certain of such payments conditioned on the achievement of identified milestones. The scope and continuation of the CEPI Funding Agreement may be modified depending on ongoing developments of the COVID-19 outbreak and the success of NVX-CoV2373 relative to other third-party COVID-19 vaccine candidates or treatments. If the WHO, CEPI or a regulatory authority having jurisdiction over a clinical trial of NVX-CoV2373 determines that a third-party product candidate has substantially greater potential than a Company vaccine product, the Company must cease its clinical trial in the relevant region, and will be reimbursed for any costs incurred as a result thereof. CEPI may unilaterally terminate the CEPI Funding Agreement if CEPI reasonably determines that (i) there are material safety, regulatory or ethical issues with the development of NVX-CoV2373, (ii) the development of NVX-CoV2373 should be limited in scope or terminated, (iii) the Company is unable, or will become unable, to discharge its obligations under the agreement, (iv) the Company fails to meet certain milestones, or (v) the Company commits fraud or a financial irregularity.

The foregoing description of the material terms of the CEPI Funding Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Item 7.01. Regulation FD Disclosure.

On May 11, 2020, the Company issued a press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the CEPI Funding Agreement.

The Company is furnishing the information contained in this Item 7.01 of this report and Exhibit 99.1 to this report pursuant to Item 7.01 of Form 8-K promulgated by the SEC. This information shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. By filing this current report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information contained in this Item 7.01 of this report and in Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements. The press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release of Novavax, Inc. issued May 11, 2020 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: May 15, 2020	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Senior Vice President, General Counsel and Corporate Secretary